UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 525 Greenwood Village, Colorado 80111 (Address of principal executive offices) (zip code)

(844) 762-7723 (Registrant’s telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
None	None

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement, Warrant Agent Agreement, and Closing of Underwritten Public Offering

On May 13, 2022, SOBR Safe, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”), with Aegis Capital Corp., who acted as the lead book running manager (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter in a firm commitment underwritten public offering (the “Offering”) an aggregate of 2,352,942 units. Each unit consisted of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and two warrants (“Warrants”, and together with the Common Stock the “Units”), at a public offering price of $4.25 per Unit. Each Warrant included in the Units is exercisable for one share of Common Stock, is exercisable immediately, has  an exercise price of $4.25 per share, which represents 100% of the price per unit sold in the Offering, and expires five years from the date of issuance. The exercise price of the Warrant may adjust downward based on certain events. The Common Stock began trading on the Nasdaq Capital Market under the symbol SOBR on May 16, 2022.  The Warrants are non-tradeable.

The Units were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-262665), initially filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on February 11, 2022, and declared effective on May 13, 2022.

In addition, the Underwriter was granted a 45-day option, exercisable in one or more times in whole or in part, to purchase up to an additional 352,941 shares of Common Stock and/or up to an additional 705,882 Warrants solely to cover over-allotments. The over-allotment shares of Common Stock can be purchased at the public offering price of the Units ($4.25), less the underwriting discounts payable by the Company, and the Warrants can be purchased for $0.01 per Warrant.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Further, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company, each director and executive officer of the Company, and certain stockholders have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days (24 months for the Company) commencing on the May 13, 2022, the date of the final prospectus.

On May 17, 2022, the Company entered into a warrant agent agreement (the “Warrant Agent Agreement”) with Equiniti Trust Company (“Warrant Agent”), to serve as the Company’s warrant agent for the Warrants. Upon the closing of the Offering, the Warrant Agent issued the Warrants.

On May 18, 2022, pursuant to the Underwriting Agreement, the Company issued Representative’s Warrants to purchase up to an aggregate of 141,177 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable beginning on November 17, 2022, until May 17, 2027. The initial exercise price of Representative's Warrants is $5.3125 per share, which equals 125% of the public offering price per Unit in the Offering.

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The Offering closed on May 18, 2022.

The foregoing description of the Underwriting Agreement, Representative’s Warrants and Warrant Agent Agreement are not complete and are qualified in their entirety by references to the full text of the Underwriting Agreement, the form of Representative’s Warrants, the Warrant Agent Agreement and the Form of Unit Warrant, which are filed as exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this report and are incorporated by reference herein.

SECTION 8 – Other Events

Item 8.01 Other Events

On May 13, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On May 18, 2022, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Reverse Stock Split

A 1-for-3 reverse stock split of the Common Stock went effective April 28, 2022. The Common Stock’s new CUSIP is 833592 207 and, following the offering, there are now 10,156,081 shares of Common Stock outstanding.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

1.1#	Underwriting Agreement by and between SOBR Safe, Inc. and Aegis Capital Corp. dated May, 2022
4.1	Form of Representative’s Warrant
4.2	Warrant Agency Agreement
4.3	Form of Unit Warrant
99.1	Press Release announcing the pricing of the Offering dated May 13, 2022
99.2	Press Release announcing the closing of the Offering dated May 18, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL

# Certain schedules have been omitted pursuant to 601(a)(5) of Regulation S-K. The Company will furnish supplemental copies of omitted schedules to the Securities and Exchange Commission or its staff upon request.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: May 19, 2022	/s/ David Gandini
By: David Gandini
Its: Chief Executive Officer

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